   As Filed with the Securities and Exchange Commission on September 7, 2001

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  __________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                  __________


                              COMCAST CORPORATION
              (Exact name of registrant as specified in charter)

             Pennsylvania                               23-1709202
     (State or other jurisdiction          (I.R.S. Employer Identification No.)
  of incorporation or organization)

                              1500 Market Street
                          Philadelphia, PA 19102-2148
                   (Address of principal executive offices)


                  COMCAST CORPORATION 1996 STOCK OPTION PLAN

                           (Full title of the plan)

                           Arthur R. Block, Esquire
                   Senior Vice President and General Counsel
                              Comcast Corporation
                              1500 Market Street
                     Philadelphia, Pennsylvania 19102-2148
                    (Name and address of agent for service)

                                (215) 665-1700
         (Telephone number, including area code, of agent for service)
                                  __________

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of securities                Amount to be        Proposed Maximum Offering     Proposed Maximum Aggregate    Amount of
to be registered                   Registered (1)      Price Per Share (2)           Offering Price (2)            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Class A Special Common Stock,        10,000,000              $  36.49                     $ 364,900,000            $ 91,225
  par value $1.00 per share
===================================================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional shares as may result from anti-dilution adjustments under the Comcast Corporation 1996 Stock Option Plan (the "Plan").hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Class A Special Common Stock on September 6, 2001.

                               EXPLANATORY NOTE


          Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 10,000,000 additional shares of Class A Special Common Stock, par value $1.00 per share ("Common Stock") of Comcast Corporation (the "Company"), with respect to the currently effective Registration Statement on Form S-8 of the Company relating to a certain employee benefit plan of the Company.

          The contents of the Registration Statement on Form S-8 as filed July 22, 1996, Registration No. 333-08577, as the same may be hereafter amended, are incorporated by reference into this Registration Statement.

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit
Number    Exhibit
------    -------

4.1 Comcast Corporation 1996 Stock Option Plan (as amended and restated, effective June 5, 2001).

5.1       Opinion of Pepper Hamilton LLP.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of KPMG LLP.

23.3      Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1      Power of Attorney (included on signature page).

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on September 7, 2001.

                                        COMCAST CORPORATION


                                        By:     /s/ Lawrence J. Salva
                                             -----------------------------
                                             Lawrence J. Salva
                                             Senior Vice President
                                             (Principal Accounting Officer)

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ralph J. Roberts, Brian L. Roberts, John
R. Alchin, Stanley Wang, Lawrence J. Salva and Arthur R. Block, and each or any of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his/her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                              Title                             Date
/s/ Ralph J. Roberts        Chairman of the Board of Directors; Director   September 7, 2001
-------------------------
Ralph J. Roberts

/s/ Julian A. Brodsky       Vice Chairman of the Board of Directors;       September 7, 2001
-------------------------
Julian A. Brodsky           Director

/s/ Brian L. Roberts        President; Director (Principal Executive       September 7, 2001
-------------------------
Brian L. Roberts            Officer)

/s/ John R. Alchin         Executive Vice President; Treasurer             September 7, 2001
-------------------------
John R. Alchin             Principal Financial Officer)

/s/ Lawrence J. Salva      Senior Vice President (Principal Accounting     September 7, 2001
-------------------------
Lawrence J. Salva          Officer)

/s/ Decker Anstrom         Director                                        September 7, 2001
-------------------------
Decker Anstrom

/s/ Sheldon M. Bonovitz    Director                                        September 7, 2001
-------------------------
Sheldon M. Bonovitz

/s/ Joseph L. Castle II    Director                                        September 7, 2001
-------------------------
Joseph L. Castle II

/s/ Felix G. Rohatyn       Director                                        September 7, 2001
-------------------------
Felix G. Rohatyn

/s/ Bernard C. Watson      Director                                        September 7, 2001
-------------------------
Bernard C. Watson

/s/ Irving A. Wechsler     Director                                        September 7, 2001
-------------------------
Irving A. Wechsler

/s/ Anne Wexler            Director                                        September 7, 2001
-------------------------
Anne Wexler

                               INDEX TO EXHIBITS


Exhibit
Number    Document
------    --------

4.1 Comcast Corporation 1996 Stock Option Plan (as amended and restated, effective June 5, 2001).

5.1       Opinion of Pepper Hamilton LLP.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of KPMG LLP.

23.3      Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1      Power of Attorney (included on signature page).